17.Q.1






AMENDED AND RESTATED BY-LAWS
OF
MITCHELL HUTCHINS PORTFOLIOS




	May 13, 1999



TABLE OF CONTENTS
	Page
ARTICLE I   PRINCIPAL OFFICE AND SEAL
	1
Section 1.   Principal Office.	1
Section 2.   Seal.	1
ARTICLE II   MEETINGS OF TRUSTEES	1
Section 1.   Action by Trustees.	1
Section 2.   Compensation of Trustees.
	1
Section 3.   Retirement of Trustees.
	1
ARTICLE III   COMMITTEES	2
Section 1.   Establishment.	2
Section 2.   Proceedings; Quorum; Action.
	2
Section 3.   Compensation of Committee
Members.	2
ARTICLE IV   OFFICERS	2
Section 1.   General.	2
Section 2.   Election.	2
Section 3.   Vacancies and Newly Created
Offices.	2
Section 4.   Removal and Resignation.
	2
Section 5.   Chairman.	3
Section 6.   President.	3
Section 7.   Vice President(s).	3
Section 8.   Treasurer and Assistant
Treasurer(s).	3
Section 9.   Secretary and Assistant
Secretaries.	4
Section 10. Compensation of Officers.
	4
Section 11. Surety Bond.	4
ARTICLE V   MEETINGS OF SHAREHOLDERS
	4
Section 1.   No Annual Meetings.	4
Section 2.   Special Meetings.	4
Section 3.   Notice of Meetings; Waiver.
	5
Section 4.   Adjourned Meetings.	5
Section 5.   Validity of Proxies.	5
Section 6.   Record Date.	6
Section 7.   Action Without a Meeting.
	6
ARTICLE VI   SHARES OF BENEFICIAL INTEREST
	6
Section 1.   No Share Certificates.	6
Section 2.   Transfer of Shares.	6
ARTICLE VII   CUSTODY OF SECURITIES	6
Section 1.   Employment of a Custodian.
	6
Section 2.   Termination of Custodian
Agreement.	6
Section 3.   Other Arrangements.	7
ARTICLE VIII   FISCAL YEAR AND ACCOUNTANT
	7
Section 1.   Fiscal Year.	7
Section 2.   Accountant.	7
ARTICLE IX   AMENDMENTS	7
Section 1.   General.	7
Section 2.   By Shareholders Only.	7
ARTICLE X NET   ASSET VALUE	7
ARTICLE XI   MISCELLANEOUS	8
Section 1.   Inspection of Books.	8
Section 2.   Severability.	8
Section 3.   Headings.	8



BY-LAWS
OF
MITCHELL HUTCHINS PORTFOLIO
	These By-laws of Mitchell Hutchins
Portfolios (the "Trust"), a Delaware
business trust, are
subject to the Trust
Instrument of the Trust dated as of August
9, 1996, as amended and restated as of
July 22, 1997,
August 20, 1997, November
19, 1997 and May 13, 1999, and as from
time to time further amended, supplemented or restated (the
"Trust Instrument").
Capitalized terms used herein have the
same meanings as in the Trust Instrument.
ARTICLE I
PRINCIPAL OFFICE AND SEAL
Section 1.  Principal Office.  The
principal office of the Trust shall be
located in New York, New
York, or such other
location as the Trustees determine.  The
Trust may establish and maintain other
offices and places of
business as the Trustees
determine.
Section 2.  Seal.  The Trustees may adopt
a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.
ARTICLE II
MEETINGS OF TRUSTEES
Section 1.  Action by Trustees.  Trustees
may take actions at meetings held at such places and times as the Trustees may determine, or without meetings, all as provided in Article II, Section 7, of the Trust Instrument.
Section 2. Compensation of Trustees.  Each
Trustee who is neither an employee of an investment adviser of the Trust or any Series nor an employee of an entity affiliated with the investment adviser may receive such compensation from the Trust for services as the Trustees may determine. Each Trustee may receive such reimbursement for expenses as the Trustees may determine.
Section 3.  Retirement of Trustees.  Each
Trustee who has attained the age of
seventy-two (72) years
as of December 31
of any year shall retire from service as a Trustee on such date unless that retirement would cause the Trust to be required to call a meeting of Shareholders to fill the resulting vacancy on the Board of Trustees; provided, however, that this requirement may be waived on an annual basis for individual Trustees by resolution of the Board of Trustees. Such waiver may include a period ending at the close of business on December 31 of the following year.
Notwithstanding anything in
this Section, a Trustee may
retire at any time as provided for in the Trust Instrument.
ARTICLE III
COMMITTEES
Section 1.  Establishment.  The Trustees
may designate one or more committees of
the Trustees, which
may include an
Executive Committee, a Nominating
Committee, and an Audit Committee.  The
Trustees shall determine
the number of
members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The
Trustees may abolish any committee at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The
Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.
Section 2.  Proceedings; Quorum; Action.
Each committee may adopt such rules
governing its
proceedings, quorum
and manner of acting as it shall deem
proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.
Section 3.  Compensation of Committee
Members. Each committee member who is not an "interested person" of the
Trust, as defined in the 1940 Act
("Disinterested Trustees") may receive
such compensation from the
Trust for services as the
Trustees may determine. Each Trustee may receive such reimbursement for expenses as the Trustees may determine.
ARTICLE IV
OFFICERS
Section 1.  General.  The officers of the
Trust shall be a Chairman, a President,
one or more Vice
Presidents, a
Treasurer, and a Secretary, and may
include one or more Assistant Treasurers or Assistant Secretaries and such other officers
("Other Officers") as the Trustees may
determine.
Section 2.  Election.  Tenure and
Qualifications of Officers. The Trustees shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold one or more offices, except that the Chairman and the Secretary may not be the same individual.
A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer other than the Chairman need be a Trustee or Shareholder.
Section 3.  Vacancies and Newly Created
Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.
Section 4.  Removal and Resignation.
Officers serve at the pleasure of the
Trustees and may be
removed at any time
with or without cause. The Trustees may delegate this power to the Chairman or President with respect to any Other Officer.
Such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Any officer may resign from
office at any time by delivering a written resignation to the Trustees, Chairman, or the President.
Unless otherwise specified
therein, such resignation shall take
effect upon delivery.
Section 5.  Chairman.  The Chairman shall
preside at all meetings of the Trustees
and shall in
general exercise the
powers and perform the duties of the
Chairman of the Trustees.  The Chairman
shall exercise such
other powers and perform
such other duties as the Trustees may
assign to the Chairman.
Section 6.  President.  The President
shall be the chief executive officer of
the Trust.  The
President shall preside at any
Shareholders' meetings.  Subject to the
direction of the Trustees, the President shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign powers of attorney, proxies, agreements or other documents.
The President also shall
have the power to
employ attorneys, accountants and other
advisers and agents for the Trust, except as otherwise required by the 1940 Act. At the request or in the absence or disability of the Chairman, the President shall perform all the duties of the Chairman and, when so acting, shall have all the powers of the Chairman.
Section 7.  Vice President(s).  The Vice
President(s) shall have such powers and
perform such duties
as the Trustees or
the Chairman may determine.  At the
request or in the absence or disability of the President, the
Vice President (or, if there are
two or more Vice Presidents, then the
senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The
Trustees may
designate a Vice President as the
principal financial officer of the Trust or to serve one or more other functions.
If a Vice
President is designated as principal
financial officer of the Trust, he or she shall have general charge of the finances and books of the
Trust and shall report to the
Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series's fiscal year.
The Trustees also may designate one of the Vice Presidents as Executive Vice
President.
Section 8.  Treasurer and Assistant
Treasurer(s).  The Treasurer may be
designated as the principal
financial officer or
as the principal accounting officer of the Trust. If designated as principal financial officer, the
Treasurer shall have general
charge of the finances and books of the
Trust, and shall report to the Trustees
annually regarding
the financial condition of each
Series as soon as possible after the close of such Series' fiscal year. The
Treasurer shall be
responsible for the delivery of all
funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The
Treasurer shall furnish such
reports concerning the financial condition of the Trust as the Trustees may request.
The Treasurer
shall perform all acts
incidental to the office of Treasurer,
subject to the Trustees' supervision, and shall perform such additional duties as the
Trustees may designate.
Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.
Section 9.  Secretary and Assistant
Secretaries. The Secretary shall record all votes and proceedings of the meetings of
Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the
Trustees or by law.  The
Secretary shall perform all acts
incidental to the office of Secretary,
subject to the supervision of
the Trustees, and shall
perform such additional duties as the
Trustees may designate.
Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.
Section 10.  Compensation of Officers.
Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.
Section 11.  Surety Bond.  The Trustees
may require any officer or agent of the
Trust to execute a
bond (including,
without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange
Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.
ARTICLE V
MEETINGS OF SHAREHOLDERS
Section 1.  No Annual Meetings.  There
shall be no annual Shareholders' meetings, unless required by law.
Section 2.  Special Meetings.  The
Secretary shall call a special meeting of Shareholders of any
Series or Class
whenever ordered by the Trustees.
The Secretary also shall call a special
meeting of Shareholders of any Series or Class upon the written request of
Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote at such meeting;
provided, that (1) such request shall
state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such
Shareholders.  If the
Secretary fails for more than thirty
days to call a special meeting when
required to do so, the Trustees or the
Shareholders requesting
such a meeting may, in the
name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the Outstanding
Shares of such Series or Class entitled to be voted at such meeting.
A special meeting of Shareholders of any Series or Class shall be held at such time and place as is determined by the
Trustees and stated in the notice of that meeting.
Section 3.  Notice of Meetings; Waiver.
The Secretary shall call a special meeting of Shareholders by giving written notice of the place, date, time, and purposes of that meeting at least fifteen days before the date of such meeting. The Secretary may deliver or mail, postage prepaid, the written notice of any meeting to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the
Shareholder at his or her
address as it appears on the records of
the Trust.
Section 4.  Adjourned Meetings.  A
Shareholders' meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to Persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Determination of reasonable notice and a reasonable time for purposes of the foregoing sentence is to be made by the officers of the Trust. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.
Section 5.  Validity of Proxies.  Subject
to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy;
provided, that either (1) the Shareholder or his or her duly authorized attorney has signed and dated a written instrument authorizing such proxy to act, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or
Class, or if there is a proxy contest
or proxy solicitation or proposal in
opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them.
Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a
Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At every meeting of
Shareholders, unless the voting is
conducted by inspectors, the chairman of the meeting shall decide all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.
Subject to the provisions of the
Delaware Business Trust Act, the Trust
Instrument, or these By-laws, the General
Corporation Law of
the State of Delaware
relating to proxies, and judicial
interpretations thereunder shall govern
all matters concerning the
giving, voting or validity of
proxies, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a
Delaware corporation.
Section 6.  Record Date.  The Trustees may
fix in advance a date up to ninety days
before the date of
any Shareholders'
meeting as a record date for the
determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The
Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date.
Section 7.  Action Without a Meeting.
Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.
ARTICLE VI
SHARES OF BENEFICIAL INTEREST
Section 1.  No Share Certificates.
Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.
Section 2.  Transfer of Shares.  Shares
shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative.
Shares may be freely
transferred and the Trustees may, from
time to time, adopt rules and regulations regarding the method of transfer of such
Shares.
ARTICLE VII
CUSTODY OF SECURITIES
Section 1.  Employment of a Custodian.
The Trust shall at all times place and
maintain all cash,
securities and other
assets of the Trust and of each Series in the custody of a custodian meeting the requirements set forth in Article VII, Section 4 of the Trust Instrument ("Custodian").
The Custodian shall be appointed from time to time by the
Board of Trustees, who shall
determine its remuneration
Section 2.  Termination of Custodian
Agreement.  Upon termination of any
Custodian Agreement or the
inability of the
Custodian to continue to serve as
custodian, in either case with respect to the Trust or any Series, the Board of Trustees shall
(a) use its best efforts to obtain a
successor Custodian; and (b) require that the cash, securities and other assets owned by the Trust or any Series be delivered directly to the successor Custodian.
Section 3.  Other Arrangements.  The Trust
may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.
ARTICLE VIII
FISCAL YEAR AND ACCOUNTANT
Section 1.  Fiscal Year.  The fiscal year
of the Trust shall end on May 31 or such other date with respect to the Trust or a Series of the Trust as the Trustees may hereafter determine by resolution.
Section 2.  Accountant.  The Trust shall
employ independent certified public
accountants as its
Accountant to examine
the accounts of the Trust and to sign and certify financial statements filed by the Trust. The
Accountant's certificates and
reports shall be addressed both to the
Trustees and to the Shareholders.  A
majority of the
Disinterested Trustees shall select the
Accountant, acting upon the recommendation of the Audit Committee. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by vote of a
Majority Shareholder
Vote at any Shareholders' meeting called for that purpose.
ARTICLE IX
AMENDMENTS
Section 1.  General.  Except as provided
in Section 2 of this Article, these By-
laws may be amended
by the Trustees, or
by the affirmative vote of a majority of the Outstanding Shares entitled to vote at any meeting.
Section 2.  By Shareholders Only.  After
the issue of any Shares, this Article may only be amended by the affirmative vote of the holders of the lesser of (a) at least two-thirds of the Outstanding
Shares present and
entitled to vote at any meeting,
or (b) at least fifty percent of the
Outstanding Shares.
ARTICLE X
NET ASSET VALUE
The term "Net Asset Value" of any Series shall mean that amount by which the assets belonging to that
Series exceed
its liabilities, all as determined by or under the direction of the Trustees. Net
Asset Value per
Share shall be determined
separately for each Series and each Class and shall be determined on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without
Shareholder approval,
may alter the method of
appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the
Series or to the Class.  The
Trustees may delegate any of their powers and duties under this Article X with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net
Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.
ARTICLE XI
MISCELLANEOUS
Section 1.  Inspection of Books.  The
Board of Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any
Series or Class shall be
open to the inspection of Shareholders.
No Shareholder shall have any right to
inspect any account
or book or document of the
Trust except as conferred by law or
otherwise by the Board of Trustees or by resolution of
Shareholders.
Section 2.  Severability.  The provisions
of these By-laws are severable.  If the
Board of Trustees
determine, with the
advice of counsel, that any provision
hereof conflicts with the 1940 Act, the
regulated investment
company provisions of the
Internal Revenue Code or with other
applicable laws and regulations, the
conflicting provision shall
be deemed never to have
constituted a part of these By-laws;
provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws
Section 3.  Headings.  Headings are placed
in these By-laws for convenience of
reference only and in
case of any
conflict, the text of these By-laws rather than the headings shall control.


(..continued)





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